EXHIBIT 99.1

1440 Davey Road
Woodridge, IL 60517
(Phone) 630.739.6744
(Fax) 630.739.6754

www.advancedlifesciences.com

Company Contact: Joe Camp 630-754-4352
Email: jcamp@advancedlifesciences.com

Advanced Life Sciences Previews 2010 Milestones

Major Initiatives Underway in Community, Biodefense and Hospital Settings

CHICAGO, IL, February 9, 2010/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (OTCBB: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, oncology and respiratory diseases, is providing a preview of its priorities and anticipated milestones for 2010 based on a foundation of progress and strengthened strategic focus achieved in 2009.

“We believe that 2010 has the potential to be a pivotal year for Advanced Life Sciences, as we advance Restanza™ toward registration on two major fronts, in community acquired bacterial pneumonia (CABP) and as a broad spectrum countermeasure for biodefense, as we move toward expanding the Restanza franchise with new formulations and new indications and as we aggressively pursue opportunities to strengthen our business,” said Michael T. Flavin, Ph.D., chairman and chief executive officer of Advanced Life Sciences. “We are excited about our prospects in 2010. We have sharpened our focus on key business strategies and priorities, fortified our commitment to meet the increasingly urgent market need for breakthrough antibiotics and renewed our confidence in the therapeutic and commercial potential of our Restanza pipeline.”

Added Dr. Flavin: “The year 2009 was filled with both accomplishments and challenges. We are proud of our company’s resiliency and resolve to reach our goals and advance Restanza toward the market. Ours is a focused and unified team with a strong personal and professional commitment to enhancing public health with novel antibiotic treatments. Our team is committed to making 2010 “the year of Restanza and beyond,” and we invite all our stockholders and stakeholders to follow our progress.”

2009: A Year of Accomplishment and Challenge

Restanza CABP Program

•      Presented at U.S. Food and Drug Administration’s (FDA) June 2 Anti-Infective Drugs Advisory Committee (AIDAC) meeting for the New Drug Application (NDA) for Restanza, a new once-a-day oral antibiotic for the outpatient treatment of adults with mild-to-moderate community acquired bacterial pneumonia (CABP); following FDA’s Complete Response Letter, have actively pursued dialogue with the FDA to establish a Special Protocol Assessment (SPA) for development of Restanza in CABP.

•      Worked closely with Asia-Pacific regional partner Pfizer (Wyeth) on development plans for Restanza in CABP as well as commercialization strategies.

•      Observed promising outcome of December 9th FDA Anti-Infective Drugs Advisory Committee meeting on CABP clinical trial design and endpoints which was consistent with company’s SPA approach.

Restanza Biodefense Program

•      Received U.S. Department of Defense (DoD) award of $3.8 million contract to further study Restanza as a potential broad-spectrum medical countermeasure.

•      Reported strong, positive results in four major trials:

•      Study with National Institute of Allergy and Infectious Disease (NIAID) showing Restanza’s protective efficacy in treating anthrax infection following exposure, but before symptoms were present;

•      Pivotal primate study showing efficacy in treating anthrax infection after symptoms developed;

•      Pivotal primate study showing protective efficacy in plague;

•      Pivotal animal study showing 100% survival in tularemia.

•      Received FDA Orphan Drug Designation for Restanza in plague and tularemia.

2010: The Year of Restanza and Beyond

•      Position Restanza in CABP for success:

•      Work closely with the FDA to reach conclusion of SPA process;

•      Collaborate with Pfizer to design and initiate clinical development in the Asia-Pacific region;

•      Cultivate additional commercialization and development partnerships.

•      Position Restanza as a broad spectrum countermeasure for DoD and Health and Human Services (HHS) procurement:

•      Work with HHS through Request for Proposal (RFP) process for procurement of broad spectrum antibiotic for biodefense;

•      Determine the outcome of $15 million development contract proposal with HHS;

•      Expand development partnership with DoD and initiate procurement discussions;

•      Submit additional biodefense funding proposals;

•      Collaborate with FDA to determine appropriate biodefense NDA data package for submission.

•      Expand Restanza franchise:

•      Enter into hospital market with an IV formulation by completing preclinical development and expanding into hospital-based indications;

•      Access pediatric market by developing a pediatric formulation;

•      Diversify into additional community-based indications by carrying out CA-MRSA microbiology studies.

•      Enhance antibacterial pipeline through discovery and in-licensing:

•      Advance novel chemotypes targeting Gram-negative pathogens;

•      Identify marketed products for co-promotion or in-licensing;

•      Explore building specialty infrastructure to commercialize pipeline anti-infective products to hospitals.

2010 Shareholder and Financial Initiatives

“To fund the ambitious initiatives we have planned for 2010, we intend to raise additional capital through commercial partnerships and/or the sale of equity. To provide maximum flexibility in the pursuit of our financial options in 2010, we are requesting that shareholders vote to approve the availability of additional shares.  This proposal is included in a preliminary proxy statement filed with the SEC today, and will be part of the agenda at our upcoming shareholder meeting to take place on April 8, 2010,” said John Flavin, President and CFO. Mr. Flavin continued, “An additional perspective on our company’s corporate and financial plan has been captured in a video that can be viewed at www.advancedlifesciences.com/video/.”

About Restanza

Restanza is a novel, once-a-day, oral antibiotic that is in late stage development for the treatment of CABP and biodefense pathogens. It has shown higher in vitro potency and a broader range of activity than macrolides against Gram-positive bacteria associated with respiratory tract infections and appears to be effective against penicillin-, macrolide- and fluoroquinolone-resistant bacteria. Restanza’s demonstrated potency and ability to overcome bacterial resistance may be due to its mechanism of action resulting in specificity for its bacterial target. In addition to its utility in CABP, Restanza is also being investigated for the prophylactic treatment of inhalation anthrax post-exposure and other high priority biodefense pathogens, including plague and tularemia. The FDA has designated Restanza as an orphan drug for the prophylactic treatment of inhalation anthrax post exposure, as well as for use in treating plague and tularemia, but the drug is not yet approved for these or any other indications.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases.  The Company’s lead candidate, Restanza, is a novel once-a-day oral antibiotic in late-stage development for the treatment of respiratory tract infections including CABP and biodefense pathogens including anthrax, plague and tularemia.  For more information, please visit us on the web at www.advancedlifesciences.com or follow us on twitter at http://twitter.com/advancedlifesci.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials, the adequacy of our clinical results, the timing and terms of any commercial partnership, and our ability to obtain and maintain regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain financing on terms acceptable to us; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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ADDITIONAL INFORMATION

The soliciting material presented herein is prepared by and on behalf of the Board of Directors of Advanced Life Sciences Holdings, Inc. (“ADLS”) in connection with proposals to be presented to shareholders at the upcoming annual meeting of shareholders of ADLS.  Information  regarding the shareholdings of management and the Board of Directors of ADLS can be found in the Preliminary Proxy Statement filed with the SEC on February 9, 2010 and in the company’s other filings with the Securities and Exchange Commission.  Additional information will be contained in the definitive proxy statement to be filed by ADLS with the Securities and Exchange Commission prior to the annual meeting.  A copy of the definitive proxy statement will be mailed to each shareholder of record prior to the annual meeting, and will be available for free at the SEC’s website, www.sec.gov, and may also be obtained free (when available) from the company.

SHAREHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION CONCERNING THE COMPANY’S PROPOSALS.